Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB Corporation announceS Completion

of the acquisition of FREDERICK COUNTY BANCORP, inc.

GETTYSBURG, PA, January 13, 2020 --- ACNB Corporation (NASDAQ: ACNB), the parent financial holding company of ACNB Bank, a Pennsylvania state-chartered, FDIC-insured community bank, headquartered in Gettysburg, PA, announced the completion of the acquisition of Frederick County Bancorp, Inc. (OTCPink: FCBI) (“FCBI”) and its wholly-owned subsidiary, Frederick County Bank, headquartered in Frederick, MD, effective January 11, 2020. FCBI was merged with and into a wholly-owned subsidiary of ACNB Corporation immediately followed by the merger of Frederick County Bank with and into ACNB Bank. ACNB Bank will operate in the Frederick County, MD, market as “FCB Bank, A Division of ACNB Bank”.

Under the terms of the Reorganization Agreement, FCBI stockholders received 0.9900 share of ACNB Corporation common stock for each share of FCBI common stock that they owned as of the closing date. As a result, ACNB Corporation issued approximately 1,600,000 shares of its common stock and cash in exchange for fractional shares based upon $36.43, the determined market share price of ACNB Corporation common stock in accordance with the Reorganization Agreement.

In addition, pursuant to the Reorganization Agreement, former FCBI director Kimberly S. Chaney was appointed as a Class 3 Director to ACNB Corporation’s Board of Directors and as Director to ACNB Bank’s Board of Directors. Ms. Chaney, the former chairman of the FCBI board of directors, has been a CPA for over 30

ACNB CORPORATION

Press Release/ACNB Corporation Announces Completion

of the Acquisition of Frederick County Bancorp, Inc.

January 13, 2020

years and owns an accounting practice specializing in financial services and consulting for small businesses in Frederick, MD.

With the combination of the two organizations, ACNB Corporation, on a consolidated basis, has approximately $2.2 billion in assets, $1.8 billion in deposits, and $1.6 billion in loans with 34 community banking offices and three loan offices located in the counties of Adams, Cumberland, Franklin, Lancaster and York in Pennsylvania and the counties of Baltimore, Carroll and Frederick in Maryland.

“We are excited to welcome Frederick County Bancorp, Inc. as ACNB Corporation expands its presence in the Maryland market,” stated ACNB Corporation President & Chief Executive Officer James P. Helt. “Frederick is a growing, vibrant market for community banking, which is at the core of ACNB Corporation’s success for more than 160 years. It is our belief the addition of Frederick County Bank’s community banking network in Frederick County, Maryland, positions ACNB Corporation for strong and profitable growth in a desirable market that is adjacent to our current footprint in southcentral Pennsylvania and central Maryland.”

He continued, “Strategically, this acquisition is intended to complement our existing operations, while contributing to the Corporation’s established tradition of enhancing long-term shareholder value. As a result of the acquisition, Kimberly S. Chaney joins the Boards of Directors of ACNB Corporation and ACNB Bank. Her knowledge of the Frederick market will prove valuable in the successful execution of our long-term strategic plan.”

Bybel Rutledge LLP served as legal counsel and Boenning & Scattergood, Inc. served as financial advisor to ACNB Corporation. Buckley LLP served as legal counsel and Sandler O’Neill + Partners, LP served as financial advisor to Frederick County Bancorp, Inc.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth

ACNB CORPORATION

Press Release/ACNB Corporation Announces Completion

of the Acquisition of Frederick County Bancorp, Inc.

January 13, 2020

management services, including trust and retail brokerage, via a network of 22 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace via a network of five and seven community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Tax Cuts and Jobs Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market area; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2020-1

January 13, 2020